May 20, 2013

FLORIDA DEPARTMENT OF STATE
Division of Corporations

CODESMART HOLDINGS, INC.
103 WATERS EDGE
CONGERS, NY 10920

Re: Document Number P12000014851

The Articles of Amendment to the Articles of Incorporation of FIRST INDEPENDENCE CORP. which changed its name to CODESMART HOLDINGS, INC., a Florida corporation, were filed on May 17, 2013, effective June 14, 2013.

This document was electronically received and filed under FAX audit number H13000111669.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Rebekah White
Regulatory Specialist
Division of Corporations

Letter Number: 213A00012552

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: First Independence Corp.

DOCUMENT NUMBER: P12000014851

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Gracie Zhou
Name of Contact Person

Ofsink, LLC
Firm/ Company

900 Third Ave, 5th Floor
Address

New York, NY 10022
City/ State and Zip Code

gzhou@golawintl.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Gracie Zhou at (646) 6277326
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

First Independence Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P12000014851

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

CodeSmart Holdings, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

103 Waters Edge
Congers, NY 10920

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

103 Waters Edge
Congers, NY 10920

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent Vcorp Services, LLC

5011 South State Road 7, Suite 106
(Florida street address)

New Registered Office Address: Davie *(City)*, Florida 33314 *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

[signature]
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	D	Bruno Pasquali	131 Bayview Drive
___ Add			Osprey, FL 34229
X Remove			
2) ___ Change			
___ Add			
___ Remove			
3) ___ Change			
___ Add			
___ Remove			
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Article I shall be replaced with Annex I in entirety which is attached hereto.

Article IV shall be replaced with Annex II in entirety which is attached herto.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

ANNEX I
TO THE ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
FIRST INDEPENDENCE CORP.

"ARTICLE I
<u>CORPORATE NAME</u>

The name of this Corporation shall be: CodeSmart Holdings, Inc."

ANNEX II
TO THE ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
FIRST INDEPENDENCE CORP.

"ARTICLE IV
CAPITAL STOCK

(a) The aggregate number of shares which the Corporation shall have authority to issue is six hundred million (600,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors.

(b) Effective upon the "Effective Date" (as defined below), the outstanding shares of Common Stock of the Corporation shall be increased on the basis that one (1) share of Common Stock shall become two (2) shares of Common Stock without changing the par value of the shares of the Corporation (the "Forward Stock Split").

The "Effective Date" shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Forward Stock Split, subject to the prior filing and recording of this Articles of Amendment in the office of Florida Department of State Division of Corporations."

The date of each amendment(s) adoption: May 15, 2013

Effective date if applicable: June 14, 2013

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 17, 2013

Signature ____________________

(By a director, president or other officer -- if directors or officers have not been selected, by an incorporator -- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Ira Shapiro

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)